                                                                     EXHIBIT 3.1



                            CERTIFICATE OF AMENDMENT
                                     OF THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             GENESEE & WYOMING INC.

          GENESEE & WYOMING INC., a corporation organized and existing under the Laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     1. That the first paragraph of Article FOUR of the Restated Certificate of Incorporation of the Corporation be, and hereby is, amended to read in its entirety as follows:

          "4.  Capitalization. The aggregate number of shares which the
               --------------
     Corporation shall have authority to issue is Thirty-Six Million (36,000,000), consisting of:

                    (i) Thirty Million (30,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common");

                    (ii) Five Million (5,000,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common" and together with the Class A Common, the "Common Stock"); and

                    (iii) One Million (1,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock)."

          2. This amendment of the Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Section 228(a) and 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, GENESEE & WYOMING INC. has caused this Certificate of Amendment to be signed by its Chairman and Chief Executive Officer, on this 14th day of November 2001.

                                            GENESEE & WYOMING INC.

                                                  /s/  Mortimer B. Fuller, III
                                            By: --------------------------------
                                                Name:  Mortimer B. Fuller, III
                                                Title: Chairman of the Board and
                                                Chief Executive Officer
ATTEST:
 /s/  John C. Hellmann
------------------------
Name: John C. Hellmann

                            CERTIFICATE OF CORRECTION
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                             Genesee & Wyoming Inc.

                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                        OF DELAWARE ON NOVEMBER 14, 2000


Genesee & Wyoming Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         1. The name of the corporation is Genesee & Wyoming Inc.

         2. That a Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on November 14, 2000, and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

         3. The inaccuracy or defect of said Certificate to be corrected is as follows: (1) when the Certificate was restated in November, 2000, certain cross-references appearing in Article 4 were not adjusted to reflect changes made by such restatement; (2) Article 4(A)(c) incorrectly refers to Article 4(d) and instead should refer to Article 4(A)(e); (3) certain errors in punctuation and sentence structure appear in Article 4(A)(c); and (4) a parenthetical phrase clarifying the term "subdivision" should have been included in Article 4(A)(e).

         4. Article 4(A)(b)(iii) of the Certificate is corrected to read as follows:

                (iii) Automatic Conversion of Class B Common Upon Certain
                      ---------------------------------------------------
                Transfers. Upon any transfer, other than an Excluded Transfer
                ---------
                (as hereinafter defined), of a share or shares of Class B Common by the holder of record thereof, such share or shares of Class B Common shall automatically convert into and become an equal number of shares of Class A Common. For purposes of this Article 4(A)(b)(iii), the term "Excluded Transfers" shall mean: (a) any transfer to an individual or entity that is, at the time of such transfer, a holder of record of any shares of Class B Common or an "Executive Officer" (as hereinafter defined) of the Corporation; (b) any transfer by gift to a spouse, child or grandchild of a holder of record of any shares of Class B Common, or to a trust for the benefit thereof; or (c) any transfer to a spouse, child or grandchild of a holder of record of any shares of Class B Common, or to a trust for the benefit thereof, which results, whether by bequest, operation of the laws of intestate succession or otherwise, from the death of such holder of record. For purposes of this Article 4(A)(b)(iii), the term "Executive Officer" shall mean an officer of the Corporation within the meaning of Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended. The transferor of the Class B Common shall surrender the certificate or certificates representing the transferred shares at the principal office of the Corporation at any time during normal business hours, together with (a) a written notice stating that such holder has transferred the shares, or a stated number of the shares, represented by such certificate or certificates and
                (b) a written statement advising as to whether or not the transfer is an Excluded Transfer. In the event that, according to such statement, the transfer is an Excluded Transfer, the transferor shall also deliver to the Corporation proof acceptable to the Corporation and its counsel of the nature of the Excluded Transfer. If the transferor does not claim an Excluded Transfer, the transfer of shares and automatic conversion of shares of Class B Common into shares of Class A Common under this Article 4(A)(b)(iii) shall be deemed to have been effected as of the close of business on the date on which the transferor surrenders such certificate or certificates representing shares of Class B Common and delivers such notice, and at such time the rights of the holder of record of the converted shares of Class B Common shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued because of the conversion shall be deemed to have become the holder or holders of record of the Class A Common represented thereby. If the transferor claims an Excluded Transfer, the transfer shall be deemed to have been effected as of the close of business on the date on which the transferor surrenders such certificate or certificates representing shares of Class B Common, but only following the determination by the Corporation and its counsel that the proof of Excluded Transfer submitted by the transferor is acceptable. In the event the transferor claims an Excluded Transfer and the Corporation and its counsel determine that the submitted proof is not acceptable, the Corporation shall so advise the transferor by written notice accompanied by any share certificates and stock powers previously tendered by the transferor.

         5.  Article 4(A)(c) of the Certificate is corrected to read as follows:

                (c)  Dividends. Subject to the rights of the Class A Common and
                     ---------
                the Class B Common set forth in Article 4(A)(e) hereof: (i) the Board of Directors, acting in its sole discretion, may declare in accordance with law a dividend payable in cash, in property or in shares of Class A Common on only the Class A Common or on both the Class A Common and the Class B Common; (ii) no dividends may be declared payable (1) in shares of Class B Common or (2) only to holders of Class B Common; and (iii) if a dividend is to be paid on the Class B Common, a dividend shall also be paid on the Class A Common such that the market price of the dividend paid on each share of the Class A Common exceeds the market price of the dividend paid on each share of Class B Common by ten percent (rounded up, if necessary, to the nearest one-hundredth of a cent).

       6. Article 4(A)(e) of the Certificate is corrected to read as follows:

                (e)  Other Terms. Neither the Class A Common Stock nor the Class
                     -----------
                B Common Stock may be subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of shares is subdivided (whether in the form of a stock dividend or otherwise), consolidated, reclassified or otherwise changed in the same proportion and in the same manner. In any merger, consolidation, reorganization or other business combination, the consideration to be received per share by holders of either Class A Common Stock or Class B Common Stock must be identical to that received by holders of the other class. Holders of Common Stock are not entitled to preemptive rights, and neither the Class A Common Stock nor the Class B Common Stock is subject to redemption.

          IN WITNESS WHEREOF, Genesee & Wyoming Inc. has caused this Certificate to be signed by Mark W. Hastings, its Executive Vice President, this 20th day of November, 2001.

                                    Genesee & Wyoming Inc.


                                    By: /s/ Mark W. Hastings
                                       -------------------------------------
                                            Mark W. Hastings
                                    Its:    Executive Vice President

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             GENESEE & WYOMING INC.

  (Originally incorporated as Genesee and Wyoming Industries, Inc. on September
                                    1, 1977)


          1. Name. The name of the Corporation is Genesee & Wyoming Inc.
             ----

          2. Registered Agent. The address of its registered office in the State
             ----------------
of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent at such address is The Corporation Trust Company.

          3. Purposes. The nature of the business or purposes to be conducted or
             --------
promoted is:

          To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. Capitalization. The aggregate number of shares which the
             --------------
Corporation shall have authority to issue is Fourteen Million Five Hundred Thousand (14,500,000), consisting of:

             (i) Twelve Million (12,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common");

             (ii) One Million Five Hundred Thousand (1,500,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common" and together with the Class A Common, the "Common Stock"); and

             (iii) One Million (1,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                   A.  Common Stock.

                   The Class A Common and the Class B Common shall be identical in all respects and shall entitle the holders thereof to the same rights, privileges and limitations, except as otherwise provided herein. The relative rights, privileges and limitations of the Class A Common and the Class B Common are as follows:

          (a) Voting Rights. The holders of Class A Common and Class B Common
              -------------
shall have the following rights:

               (i) The holders of Class A Common and Class B Common shall be entitled to vote as separate classes on all matters as to which a class vote is now, or hereafter may be, required by law.

               (ii) On all other matters, the holders of Class A Common and Class B Common shall vote together as a single class, provided that the holders of Class A Common shall have one vote per share and the holders of Class B Common shall have ten votes per share.

               (iii) There shall be no cumulative voting of any shares of either the Class A Common or the Class B Common.

          (b)  Conversion.
               ----------

               (i)   No Conversion of Class A Common. The Class A Common shall
                     -------------------------------
     not be convertible into any class of the securities of the Corporation.

               (ii)  Voluntary Conversion of Class B Common. Each holder of
                     --------------------------------------
     record of a share of Class B Common may at any time or from time to time, without cost to such holder and at such holder's option, convert any whole number or all of such holder's shares of Class B Common into fully paid and nonassessable shares of Class A Common at the rate of one share of Class A Common for each share of Class B Common surrendered for conversion. Any such conversion may be effected by any holder of Class B Common by surrendering such holder's certificate or certificates for the shares of Class B Common to be converted, duly endorsed, at the office of the corporation or the office of any transfer agent for the Class A Common, together with a written notice to the Corporation at such office that such holder elects to convert all or a specific number of such shares of Class B Common. Thereafter, the Corporation shall cause its transfer agent to issue and deliver to such holder a certificate or certificates for the number of shares of Class A Common to which such holder shall be entitled as aforesaid. Such conversion shall be made as of the close of business on the tenth business day following the date of such surrender, and the person or persons entitled to receive the shares of Class A Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common on such date.

               (iii) Automatic Conversion of Class B Common Upon Certain
                     ---------------------------------------------------
     Transfers. Upon any transfer, other than an Excluded Transfer (as
     ---------
     hereinafter defined), of a share or shares of Class B Common by the holder of record thereof, such share or shares of Class B Common shall automatically convert into and become an equal number of shares of Class A Common. For purposes of this Article 4(b)(iii), the term "Excluded Transfers" shall mean (a) any transfer to an individual or entity that is, at the time of such transfer, a holder of record of any shares of Class B Common or an "Executive Officer" (as hereinafter defined) of the Corporation; (b) any transfer by gift to a spouse, child or grandchild of a holder of record of any shares of Class B Common, or to a trust for the benefit thereof; or (c) any transfer to a spouse, child or grandchild of a holder of record of any shares of Class B Common, or to a trust for the benefit thereof, which results, whether by bequest, operation of the laws of intestate succession or otherwise, from the death of such holder or record. For purposes of this Article 4(b)(iii), the term "Executive Officer" shall mean an officer of the Corporation within the meaning of Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended. The transferor of the Class B Common shall surrender the certificate or certificates representing the transferred shares at the principal office of the Corporation at any time during normal business hours, together with (a) a written notice stating that such holder has transferred the shares, or a stated number of the shares, represented by such certificate or certificates and (b) a written statement advising as to whether or not the transfer is an Excluded Transfer. In the event that, according to such statement, the transfer is an Excluded Transfer, the transferor shall also deliver to the Corporation proof acceptable to the Corporation and its counsel of the nature of the Excluded Transfer. If the transferor does not claim an Excluded Transfer, the transfer or shares and automatic conversion of shares of Class B Common into shares of Class A Common under this Article 4(b)(iii) shall be deemed to have been effected as of the close of business on the date on which the transferor surrenders such certificate or certificates representing shares of Class B Common and delivers such notice, and at such time the rights of the holder of record of the converted shares of Class B Common shall cease and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued because of the conversion shall be deemed to have become the holder or holders of record of the Class A Common represented thereby. If the transferor claims an Excluded Transfer, the transfer shall be deemed to have been effected as of the close of business on the date on which the transferor surrenders such certificate or certificates representing shares of Class B Common, but only following the determination by the Corporation and its counsel that the proof of Excluded Transfer submitted by the transferor is acceptable. In the event the transferor claims an Excluded Transfer and the Corporation and its counsel determine that the submitted proof is not acceptable, the Corporation shall so advise the transferor by written notice accompanied by any share certificates and stock powers previously tendered by the transferor.

                 (iv) Reserves of Class A Common. The Corporation will at all
                      --------------------------
         times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Common, such number of shares of Class A Common as shall be issuable upon the conversion of all outstanding shares of Class B Common, provided that the foregoing shall not be considered to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common by delivery of shares of Class A Common which are held in the treasury of the Corporation.

             (c) Dividends. Subject to the rights of the Class A Common set
                 ---------
forth in Article 4(d) hereof, the Board of Directors, acting in its sole discretion, may declare in accordance with law a dividend payable in cash, in property or in shares of Class A Common on only the Class A Common or on both the Class A Common and the Class B Common. No dividends may be declared payable
(i) in shares of Class B Common or (ii) only to holders of Class B Common. If a dividend is to be paid on the Class B Common, a dividend shall also be paid on the Class A Common such that the market price of the dividend paid on each share of the

Class A Common exceeds the market price of the dividend paid on each share of Class B Common by ten percent (rounded up, if necessary, to the nearest one-hundredth of a cent).

          (d) Rights Upon Liquidation. Holders of Class A Common and Class B
              -----------------------
Common shall have identical rights in the event of liquidation of the Corporation, and shall be treated as a single class for purposes thereof.

          (e) Other Terms. Neither the Class A Common Stock nor the Class B
              -----------
Common Stock may be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the other class of shares is subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner. In any merger, consolidation, reorganization or other business combination, the consideration to be received per share by holders of either Class A Common Stock or Class B Common Stock must be identical to that received by holders of the other class. Holders of Common Stock are not entitled to preemptive rights, and neither the Class A Common Stock nor the Class B Common Stock is subject to redemption.

                 B.  Preferred Stock.
                     ---------------

          The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the voting power of all of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

          5.  Perpetual Existence. The Corporation is to have perpetual
              -------------------
existence.

          6.  By-laws. In furtherance and not in limitation of the powers
              -------
conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation.

          7.  Stockholders. Meetings of stockholders may be held within or
              ------------
without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

          8.  Amendment. The Corporation reserves the right to amend, alter,
              ---------
change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               9.  Liability to Directors. A member of the Corporation's Board
                   ----------------------
of Directors shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability of the director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, relating to the payment of unlawful dividends or unlawful stock repurchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further eliminate or limit the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances set forth herein, shall have no liability as a director (or such liability shall be limited) to the fullest extent permitted by the Delaware General Corporation Law as so amended. No repeal or modification of the foregoing provisions of this Article 9 nor, to the fullest extent permitted by law, any modification of law, shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

               10. Indemnification.
                   ---------------

               (a) Right to Indemnification. Each person who was or is made a
                   ------------------------
party or is threatened to be made party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by the indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in section (b) of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred by this Article 10 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article 10 or otherwise.

               (b) Right of Indemnitee to Bring Suit. If a claim under section
                   ---------------------------------
(a) of this Article 10 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by an indemnitee to enforce a right to indemnification hereunder (other than a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense of such a suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to such indemnification or to such advancement of expenses, under this Article 10 or otherwise, shall be on the Corporation.

               (c) Non-Exclusive Rights. The rights to indemnification and to
                   --------------------
the advancement of expenses conferred by this Article 10 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, as amended or supplemented, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

               (d) Insurance. The Corporation may maintain insurance, at its
                   ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation, or another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               (e) Indemnification of Employees and Agents. The Corporation may,
                   ---------------------------------------
to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 10 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

               11. Super-Majority Voting Requirement.
                   ---------------------------------

               (a) Without the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the Common Stock of the Corporation entitled to vote thereon (voting together as one class), the Corporation shall not:

                   (i) consolidate with or merge into or with any other Person (as hereinafter defined) unless the Corporation is the survivor of such consolidation or merger and no Change of Control (as hereinafter defined) has occurred thereby; or

                   (ii) sell, lease, exchange, transfer (by liquidation or otherwise), or otherwise dispose of all or substantially all of its properties and assets (or the properties and assets of all of its Subsidiaries (as hereinafter defined), taken as a whole) to any Person or Persons, whether in a single transaction or a series of related transactions; or

                   (iii) amend or otherwise modify or repeal this Article 11.

               (b) For the purposes of this Article 11, the following terms shall have the following meanings:

                   (i) "Affiliate" of a Person is any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

                   (ii) "Change of Control" shall be deemed to have occurred if and when any Person or Persons shall become the beneficial owner or owners, directly or indirectly, of shares of the Class A Common and/or the Class B Common which represent 50 percent or more of the votes represented by all outstanding shares of Class A Common and Class B Common.

                   (iii) "Control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                   (iv) "Person" means and includes any individual, partnership, corporation, trust, unincorporated organization or other entity, and any government or governmental authority, agency or political subdivision thereof. The term "Persons" shall include a Person and all Affiliates of such Person. The term "Person" and "Persons" shall also include any person or group of persons within the meaning of the Securities Exchange Act of 1934, as amended.

                   (v) "Subsidiaries" means, with respect to the Corporation, all corporations, partnerships, joint ventures, trusts and other entities of which the Corporation, directly or indirectly, owns an amount of voting securities, or possesses other ownership interests, having the power, direct or indirect, to elect a majority of the Board of Directors or other governing body thereof.

               12. Relevant Considerations. In discharging the duties of their
                   -----------------------
respective positions, the Board of Directors, committees of the Board of Directors and individual Directors may, in considering the best interests of the Corporation, consider the effects of any action upon employees, general agents, and other customers and creditors of the Corporation and its subsidiaries, communities in which offices or other establishments of the Corporation are located, the economy of the state and nation, and the long-term as well as the short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation, and all other pertinent factors.

               13. Classified Board of Directors. The Board of Directors shall
                   -----------------------------
be and are divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of Directors of one class shall expire at each annual meeting of stockholders, and in all cases as to each Director, until his successor shall be elected and qualified or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of Directors shall be apportioned among the classes as equally as possible. At each annual meeting of stockholders, the number of Directors equal to the number of Directors of the class whose term expires at the time of such meeting (or if less, the number of Directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of stockholders after their election.

               This Restated Certificate of Incorporation shall be effective on the date of filing by the Secretary of State of the State of Delaware.

               IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer this 14th day of November 2000.

                                    /s/ Mortimer B. Fuller, III
                                    ------------------------------------------
                                    Mortimer B. Fuller, III
                                    Chairman of the Board, President and Chief
                                    Executive Officer
________________________________________________________________________________

                             GENESEE & WYOMING INC.

                          CERTIFICATE OF DESIGNATION OF
                       4.0% SENIOR REDEEMABLE CONVERTIBLE
              PREFERRED STOCK, SERIES A, SETTING FORTH THE POWERS,
              PREFERENCES, RIGHTS, QUALIFICATIONS, LIMITATIONS AND
                 RESTRICTIONS OF SUCH SERIES OF PREFERRED STOCK


                Pursuant to Section 151 of the Delaware General Corporation Law, Genesee & Wyoming Inc., a Delaware corporation (the "Corporation"), DOES HEREBY
CERTIFY:

                The Restated Certificate of Incorporation of the Corporation (the "Charter") confers upon the Board of Directors the authority to provide for the issuance of shares of Preferred Stock in series and to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. On August 31, 2000, the Board of Directors of the Corporation, in accordance with Section 141(c) of the Delaware General Corporation Law conferred upon the Pricing Committee of the Board of Directors of the Corporation (the "Pricing Committee") the authority to determine any and all terms and provisions of a series of Senior Redeemable Convertible Preferred Stock, including, without limitation, the conversion price of such preferred stock. On October 18, 2000, the Pricing Committee duly adopted the following resolution creating a series of Preferred Stock designated as 4.0% Senior Redeemable Convertible Preferred Stock, Series A, and such resolution has not been modified and is in full force and effect on the date hereof:

                RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Charter, a series of the class of authorized Preferred Stock, par value $0.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

Section 1.      Designation and Number.
                ----------------------

                (a) The shares of such series shall be designated as 4.0% Senior Redeemable Convertible Preferred Stock, Series A (the "Preferred Stock"). The number of shares initially constituting the Preferred Stock shall be 25,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be
                                --------  -------
decreased below the number of then outstanding shares of Preferred Stock or shares of Preferred Stock which may be issued pursuant to the Stock Purchase Agreement.

                (b) The Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank prior to all other classes and series of Junior Stock (as defined below) of the Corporation now or hereafter authorized including, without limitation, the Common Stock.

                (c) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 10 below.

Section 2.      Dividends and Distributions.
                ---------------------------

                (a) The holders of shares of Preferred Stock, in preference to the holders of shares of Common Stock and of any shares of other Junior Stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, cumulative cash dividends at an annual rate on the Liquidation Preference thereof equal to 4.0% calculated on the basis of a 360-day year consisting of twelve 30-day months, accruing and payable in equal quarterly payments, in immediately available funds, on the last day of March, June, September and December or, if any such day is not a Business Day, the next succeeding Business Day, in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first such Quarterly Dividend Payment Date to occur after the Issue Date with respect to such shares; provided, however, that with respect to such first Quarterly Dividend Payment
--------  -------
Date to occur after the Issue Date with respect to such shares, the holders of shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, a cash dividend in respect of each share of Preferred Stock in the amount of (i) $10, multiplied by (ii) a fraction equal to (A) the number of days from (and including) the Issue Date to (but excluding) such Quarterly Dividend Payment Date divided by (B) 90.

                (b) Dividends payable pursuant to Section 2(a) with respect to any shares of Preferred Stock shall begin to accrue from the Issue Date with respect to such shares, and shall accrue on a daily basis, in each case whether or not declared. Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares of Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days or less than 10 days prior to the date fixed for the payment thereof. Accumulated but unpaid dividends for any past quarterly dividend periods may be declared and paid at any time, without reference to any regular Quarterly Dividend Payment Date, to holders of record on such date, not more than 60 nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors.

                (c) In addition to the dividends or distributions on the Preferred Stock described in Section 2(a), in the event that the Corporation shall declare a dividend (other than a Regular Dividend) or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement, or other property or assets) to holders of Common Stock, then the Board of Directors shall declare, and the holder of each share of Preferred Stock shall be entitled to receive, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

                (d) The holders of shares of Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3.      Voting Rights.
                -------------

                In addition to any voting rights provided by law, the holders of shares of Preferred Stock shall have the following voting rights:

                (a) So long as the Preferred Stock is outstanding, each share of Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted his shares of Preferred Stock into Class A Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

                (b) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of at least 66 % of the outstanding shares of Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to:

                    (i) authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes of Senior Stock, Parity Stock or Class B Common Stock;

                    (ii) authorize, increase the authorized number of shares of or issue any shares of any other class or classes of capital stock having an optional or mandatory redemption earlier than December 12, 2008;

                    (iii) authorize, adopt or approve an amendment to the Charter that would increase or decrease the par value of the shares of Preferred Stock, or alter or change the powers, preferences or special rights of the shares of Preferred Stock, Parity Stock, Junior Stock or Senior Stock in a way that would adversely affect the preferences, rights or powers of the Preferred Stock or amend the terms of any class of capital stock of the Corporation to provide that such class of capital stock has an optional or mandatory redemption date earlier than December 12, 2008;

           (iv) amend or alter the Charter so as to affect the shares of Preferred Stock adversely, including, without limitation, by granting any voting right to any holder of notes, bonds, debentures or other debt obligations of the Corporation or by reclassifying any capital stock into Senior Stock or Parity Stock; or

           (v) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock or Parity Stock.

     (c)   (i)   The foregoing right of holders of shares of Preferred Stock to take any action as provided in Section 3(b) may be exercised at any annual meeting of stockholders or at a special meeting of holders of shares of Preferred Stock held for such purpose as hereinafter provided or at any adjournment thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

           (ii) The President of the Corporation may call, and upon the written request of holders of record of at least 25% of the outstanding shares of Preferred Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares entitled to vote as provided in Section 3(b). The subject matter of such meeting shall relate solely to the matters set forth in Section 3(b). Such meeting shall be held within 30 days after delivery of such request to the Secretary, at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders.

           (iii) At each meeting of stockholders at which the holders of shares of Preferred Stock shall have the right, voting separately as a single class, to take any action, the presence in person or by proxy of the holders of record of one-third of the total number of shares of Preferred Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any meeting at which a quorum of the holders of shares of Preferred Stock is not present, a majority of the holders of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Preferred Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For taking of any action as provided in Section 3(b) by the holders of shares of Preferred Stock, each such holder shall have one vote for each share of such stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held; provided, however, that shares
                                                --------  -------
of Preferred Stock held by the Corporation or any

Affiliate of the Corporation shall not be deemed to be outstanding for purposes of taking any action as provided in this Section 3.

Section 4.  Certain Restrictions.
            --------------------

            (a) Whenever quarterly dividends payable on shares of Senior Stock are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Senior Stock shall have been paid in full or declared and set apart for payment or whenever the Corporation shall not have redeemed or converted shares of Senior Stock at a time required by the designations of such Senior Stock, at such time and thereafter until all redemption, conversion and obligations that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Preferred Stock, Parity Stock or Junior Stock or (B) declare or pay dividends, or make any distributions, on any shares of stock ranking pari passu with such Senior Stock, except dividends or
                 ---- -----
distributions paid ratably on the Senior Stock and stock ranking pari passu with
                                                                 ---- -----
such Senior Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Senior Stock and such stock ranking pari passu with such Senior Stock are then entitled.
                   ---- -----

            (b) Whenever quarterly dividends payable on shares of Preferred Stock as provided in Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Preferred Stock shall have been paid in full or declared and set apart for payment or whenever the Corporation shall not have redeemed or converted shares of Preferred Stock at a time required by Section 5 or 8, at such time and thereafter until all redemption conversion and obligations provided in Section 5 or 8 that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Preferred Stock and such Parity Stock are then entitled.

            (c) Whenever dividends payable on shares of Preferred Stock as provided in Section 2 are not paid in full, at such time and thereafter until all unpaid dividends payable, whether or not declared, on the outstanding shares of Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have redeemed or converted shares of Preferred Stock at a time required by Section 5 or 8, at such time and thereafter until all redemption conversion and obligations provided in Section 5 or 8 that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that (A) the Corporation may accept shares of any Parity
--------  -------
Stock or Junior Stock for conversion into Junior Stock and (B) the Corporation may at any time redeem, purchase or otherwise acquire shares of any Parity Stock pursuant to any mandatory redemption, put, sinking fund or other similar obligation contained in such Parity Stock, pro rata with the Preferred Stock in proportion to the total amount then required to be applied by the Corporation to redeem, repurchase, convert, exchange or otherwise acquire shares of Preferred Stock and shares of such Parity Stock.

            (d) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(c), purchase such shares at such time and in such manner.

Section 5.  Redemption; Change of Control.
            -----------------------------

            (a) Optional Redemption. Except as otherwise set forth in this
                -------------------
Section 5, the Corporation shall not have any right to redeem any shares of Preferred Stock prior to the fourth anniversary of the Original Issue Date. On and after the fourth anniversary of the Original Issue Date, the Corporation shall have the right, at its sole option and election, to redeem the shares of Preferred Stock, in whole but not in part, on not less than 30 days notice of the date of redemption (any such date an "Optional Redemption Date") at a price per share (the "Optional Redemption Price") equal to (A) the Liquidation Preference plus (B) all accrued and unpaid dividends thereon, whether or not declared or payable, to the applicable Optional Redemption Date, in immediately available funds.

            (b) Mandatory Redemption. To the extent permitted by law, the
                --------------------
Corporation shall redeem, on the eighth anniversary of the Original Issue Date (or, if such day is not a Business Day, on the first Business Day thereafter) (the "Mandatory Redemption Date"), all remaining shares of Preferred Stock then outstanding, for an amount per share (the "Mandatory Redemption Price") equal to
(A) the Liquidation Preference plus (B) all accrued but unpaid dividends thereon, whether or not declared or payable, to the Mandatory Redemption Date, in immediately available funds. Prior to authorizing or making such redemption, the Corporation, by resolution of the Board of Directors shall, to the extent of funds legally available therefor, declare a dividend on the Preferred Stock payable on the Mandatory Redemption Date in an amount equal to any accrued and unpaid dividends on the Preferred Stock as of such date and, if the Corporation does not have sufficient legally available funds to declare and pay all dividends accrued at the time of such redemption, any remaining accrued and unpaid dividends shall be added to the Mandatory Redemption Price. After paying any accrued and unpaid dividends pursuant to the foregoing sentence, if the funds of the Corporation legally available for redemption of shares of the Preferred Stock then required to be redeemed are insufficient to redeem the total number of such shares then outstanding, those funds which are legally available shall be used to redeem the maximum possible number of shares of the Preferred Stock, which shares to be redeemed shall be allocated pro rata among the holders of the Preferred Stock based on the number of shares of Preferred Stock held by such holders. At any time and from time to time thereafter, when additional funds of the Corporation are legally available to discharge its obligation to redeem all of the outstanding shares of Preferred Stock required to be redeemed pursuant to this Section (the "Mandatory Redemption Obligation"), such funds shall be immediately used to discharge such Mandatory Redemption Obligation until the balance of such shares have been redeemed. If and so long as the Mandatory Redemption Obligation shall not be fully discharged, dividends on any remaining outstanding shares of Preferred Stock shall continue to accrue and be added to the dividend payable pursuant to the second preceding sentence.

            (c) Change of Control. If, on or prior to the fourth anniversary of
                -----------------
the Original Issue Date, a Change of Control occurs, a holder of Preferred Stock may at its option require the Corporation to redeem all or a portion of the holder's shares of Preferred Stock on the Control Redemption Date (as hereafter defined) at a price per share (the "Control Redemption Price") equal to (A) 101% of the Liquidation Preference plus (B) all accrued and unpaid dividends thereon to the Control Redemption Date, whether or not declared or payable, in immediately available funds. (The Control Redemption Price, Optional Redemption Price and Mandatory Redemption Price are sometimes referred to as the "Applicable Redemption Price." The Control Redemption Date, Optional Redemption Date, and Mandatory Redemption Date are sometimes referred to as the "Applicable Redemption Date.")

            (d) Notice.
                ------

                (i) The Corporation will provide notice to holders of record of the Preferred Stock (x) of any redemption pursuant to Section 5(a) or 5(b) not less than 30 nor more than 60 days prior to the date fixed for such redemption (a "Redemption Notice") and (y) of any Change of Control within 10 days of such Change of Control (a "Change of Control Notice"). Any Redemption Notice provided pursuant to this Section 5(d) shall be provided by first-class mail postage prepaid, to each holder of record of the Preferred Stock, at such holder's address as it appears on the stock transfer books of the Corporation and, in addition, any Notice provided pursuant to clause (x) of this Section 5(d) shall be given by publication in a newspaper of general circulation in the Borough of Manhattan, The City of New York (if such publication shall be required by applicable law, rule, regulation or securities exchange requirement).

                (ii) Each Redemption Notice shall state, as appropriate, (x) the Applicable Redemption Date; (y) that all the shares of Preferred Stock will be redeemed; and (z) the Optional Redemption Price or Mandatory Redemption Price.

                (iii) Each Change of Control Notice shall state that: (w) a Change of Control has occurred and the holder of the Preferred Stock has the option of requiring the Corporation to redeem all or any portion of its shares of Preferred Stock; (x) any shares of Preferred Stock not tendered for redemption will remain outstanding and continue to accrue dividends; (y) the Control Redemption Price; and (z) the date on which the Corporation must redeem the shares (the "Control Redemption Date"), which shall be not later than 45 days from the date the Change of Control Notice is mailed.

                (iv) In addition, each Redemption Notice and Change of Control Notice shall state, as appropriate, the place or places where certificates for such shares are to be surrendered for redemption; (w) the amount of full cumulative dividends per share of Preferred Stock to be redeemed up to but excluding the Applicable Redemption Date, and that dividends on shares of Preferred Stock to be redeemed will cease to accrue on such Redemption Date unless the Corporation shall default in payment of the Applicable Redemption Price; (x) the name and location of any bank or trust company with which the Corporation will deposit redemption funds pursuant to subsection (f) below; (y) the then-effective Conversion Price; and (z) that the right of holders to convert shares of Preferred Stock to be redeemed will terminate at the close of business on the Business Day next preceding the Applicable Redemption Date (unless the Corporation shall default in the payment of the Applicable Redemption Price).

Any Notice that is mailed and published pursuant to clause (i) shall be conclusively presumed to have been duly given, whether or not the holder of shares of Preferred Stock receives such notice, and failure to give such notice by mail, or any defect in such notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock.

               (e) Mechanics of Redemption. Upon surrender of the certificate
                   -----------------------
for any shares redeemed pursuant to Section 5(a), (b) or (c) (duly endorsed or accompanied by appropriate instruments of transfer if so required by the Corporation), the holders of record of such shares shall be entitled to receive the Applicable Redemption Price out of funds legally available therefor. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued without cost to the holder thereof.

               (f) Redemption Funds. On the date of any redemption being made
                   ----------------
pursuant to this Section, the Corporation shall, and at any time after mailing the Redemption Notice or Change of Control Notice and before the Applicable Redemption Date the Corporation may, deposit for the benefit of the holders of shares of Preferred Stock to be redeemed the funds necessary for such redemption with a bank or trust company having a capital and surplus of at least $500 million, with instructions to such bank or trust company to pay the full redemption amounts as provided herein to the holders of shares of Preferred Stock upon surrender of certificates for such shares; provided, however, that
                                                      --------  -------
the making of such deposit shall not release the Corporation from any of its obligations hereunder. Any moneys so deposited by the Corporation and unclaimed at the end of twelve months from the Applicable Redemption Date shall revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and any holder of shares of Preferred Stock so redeemed shall look only to the Corporation for the payment of the full redemption amounts, as provided herein.

               (g) Rights After Redemption. Notice of redemption having been
                   -----------------------
given as provided in Section 5(d), upon the deposit pursuant to subsection (f) of the full redemption amounts as provided herein in respect of all shares of Preferred Stock then surrendered in accordance with subsection (e), from and after the Applicable Redemption

Date: (i) the shares represented thereby shall no longer be deemed outstanding,
(ii) the right to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares of Preferred Stock shall cease and terminate, excepting only the right to receive the full redemption amounts as provided herein without interest thereon and the right to convert such shares of Preferred Stock at any time on or prior to the Business Day next preceding the Applicable Redemption Date. If the funds deposited are not sufficient for redemption of the shares of the Preferred Stock that were to be redeemed, then
(a) in the case of redemption pursuant to Section 5(a), no certificates evidencing any shares of Preferred Stock shall be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Preferred Stock shall continue to be those of holders of shares of the Preferred Stock or
(b) in the case of redemption pursuant to Sections 5(b) or 5(c), certificates evidencing shares of Preferred Stock for which the Applicable Redemption Price has not been deposited in full shall not be deemed surrendered and such shares shall remain outstanding and the rights of holders of shares of Preferred Stock shall continue to be those of holders of shares of the Preferred Stock.

Section 6.  Reacquired Shares.
            -----------------

            Any shares of Preferred Stock converted, exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $0.01 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another series of preferred stock, par value $0.01 per share, of the Corporation subject to the conditions or restrictions on issuance set forth therein, but in any event may not be reissued as shares of Preferred Stock or other Parity Stock unless all of the shares of Preferred Stock shall have already been redeemed or converted or such issuance is approved in accordance with the terms contained herein.

Section 7.  Liquidation, Dissolution or Winding Up
            --------------------------------------

            (a) If the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made:

                (i) to the holders of Preferred Stock, Parity Stock or Junior Stock unless, prior thereto, the holders of Senior Stock shall have received the total amounts to which such holders are entitled upon such liquidation, dissolution or winding up,

                (ii) to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of Preferred Stock, subject to Section 8, shall have received the Liquidation Preference, plus all accrued and unpaid dividends, whether or not declared or currently payable, to the date of distribution, with respect to each share, or

                (iii) to the holders of shares of Parity Stock, except distributions made ratably on the Preferred Stock and all other Parity Stock in proportion to the total amounts to which the holders of all shares of the Preferred Stock and other Parity Stock are entitled upon such liquidation, dissolution or winding up.

            (b) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

Section 8.  Voluntary Conversion.
            --------------------

            (a) Any holder of Preferred Stock shall have the right, at its option and, provided that all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have expired or terminated, at any time and from time to time, to convert, subject to the terms and provisions of this Section 8, any or all of such holder's shares of Preferred Stock into such number of fully paid and non-assessable shares of Class A Common Stock as is equal, subject to Section 8(g), to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (i) the Liquidation Preference divided by (ii) the Conversion Price (as defined below) then in effect, except that with respect to any shares which shall be called for redemption, such right shall terminate on the Business Day next preceding the Applicable Redemption Date, unless in any such case the Corporation shall default in performance or payment due upon redemption thereof. The Conversion Price shall be $23.00, subject to adjustment as set forth in Section 8(d). Such conversion right shall be exercised by the surrender of the shares to be converted to the Corporation at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the holder elects to convert such shares of Preferred Stock and specifying the name or names (with address) in which a certificate or certificates for shares of Class A Common Stock are to be issued and (if so required by the Corporation) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 8(k). All shares of

Preferred Stock surrendered for conversion shall be delivered to the Corporation for cancellation and canceled by it and no shares of Preferred Stock shall be issued in lieu thereof.

            (b) As promptly as practicable after the surrender, as herein provided, of any shares of Preferred Stock for conversion pursuant to Section 8(a), the Corporation shall deliver to, or upon the written order of, the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Class A Common Stock into which such shares of Preferred Stock may be or have been converted in accordance with the provisions of this Section 8. Subject to the following provisions of this paragraph and of Section 8(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Class A Common Stock deliverable upon conversion of such shares of Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Class A Common Stock at such time, and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no surrender shall be effective
                        --------  -------
to constitute the Person or Persons entitled to receive the Class A Common Stock deliverable upon such conversion as the record holder or holders of such Class A Common Stock while the share transfer books of the Corporation shall be closed (but not for any period in excess of five days), but such surrender shall be effective to constitute the Person or Persons entitled to receive such Class A Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect at the close of business on the date that such shares of Preferred Stock shall have been surrendered in satisfactory form for conversion.

            (c) To the extent permitted by law, when shares of Preferred Stock are converted, all dividends accrued and unpaid (whether or not declared or currently payable) on the Preferred Stock so converted to the date of conversion shall be immediately due and payable and must accompany the shares of Class A Common Stock issued upon such conversion.

            (d) The Conversion Price shall be subject to adjustment as follows:

                (i) In case the Corporation shall at any time or from time to time after the Original Issue Date (A) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Preferred Stock in the manner provided in Section 2(c)) on the outstanding shares of Class A Common Stock in capital stock (which, for purposes of this Section 8(d) shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, (B) subdivide the outstanding shares of Class A Common Stock into a larger number of shares, (C) combine the outstanding shares of Class A Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of the Class

A Common Stock or (E) pay a dividend or make a distribution (other than a dividend or distribution paid or made to holders of shares of Preferred Stock in the manner provided in Section 2(c)) on the outstanding shares of Class A Common Stock in securities of the Corporation pursuant to a shareholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Corporation) so that the holder of any share of Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock or other securities of the Corporation that such holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such share of Preferred Stock been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 8(d)(i) shall become effective retroactively (A) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Class A Common Stock entitled to receive such dividend or distribution or (B) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                (ii) In case the Corporation shall at any time or from time to time after the Original Issue Date issue shares of Common Stock (or securities convertible into or exchangeable for Class A Common Stock, or any options, warrants or other rights to acquire shares of Class A Common Stock) for a consideration per share less than either the Conversion Price or the Current Market Price per share of Class A Common Stock (in each case, then in effect at the record date or issuance date, as the case may be (the "Date")) (treating the price per share of any security convertible or exchangeable or exercisable into Class A Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Class A Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Class A Common Stock divided by (B) the number of shares of Class A Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Class A Common Stock outstanding on the Date plus the number of additional shares of Class A Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Class A Common Stock outstanding on the Date plus the number of shares of Class A Common Stock which the aggregate consideration for the total number of such additional shares of Class A Common Stock so issued or be issued upon the conversion, exchange or exercise of such convertible or exchangeable securities or options, warrants or other rights (plus the aggregate amount of any additional consideration initially payable upon such conversion, exchange or exercise of such security) would purchase at the greater of the Conversion Price or Current Market Price per share of Class A Common Stock on the Date, as the case may be. Notwithstanding the foregoing, the Conversion Price shall not be adjusted where, pursuant to an arms' length transaction with a non-Affiliate, the Corporation issues shares of Class A Common Stock (or securities convertible into or exchangeable for Class A Common Stock or any options, warrants or other rights to acquire Class A Common Stock) for a consideration per share less than either the Conversion Price then in effect or the Current Market Price per share of Class A Common Stock if issued as all or a portion of the purchase price for the stock or assets of another corporation.

Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (1) in the case of issuance to stockholders of the Corporation, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (2) in all other cases, on the date ("issuance date") of such issuance; provided that:
                                    --------

                     (A) the determination as to whether an adjustment is required to be made pursuant to this Section 8(d)(ii) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;

                     (B) if any convertible or exchangeable securities, options, warrants or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to Section 8(d)(i) or this Section 8(d)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such convertible or exchangeable securities, options, warrants or other rights there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation any additional shares of Class A Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated, (y) treating the additional shares of Class A Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such convertible or exchangeable securities, options, warrants or other rights as having been issued for the consideration actually received and receivable therefor and (z) treating any of such convertible or exchangeable securities, options, warrants or other rights which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at this time; and

                     (C) no adjustment in the Conversion Price shall be made pursuant to this Section 8(d)(ii) as a result of any issuance of securities by the Corporation in respect of which an adjustment to the Conversion Price is made pursuant to Section 8(d)(i).

            (iii)    In case the Corporation shall at any time or from time to

time after the Original Issue Date distribute to all holders of shares of its Class A Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the resulting or surviving corporation and the Class A Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Corporation or another issuer, securities of the Corporation or another issuer or other assets (excluding (A) dividends or distributions paid or made to holders of shares of Preferred Stock in the manner provided in
Section 2(c), (B) Regular Dividends, and (C) dividends payable in shares of Class A Common Stock (or any options, warrants or other rights to acquire Class A Common Stock) for which adjustment is made under Section 8(d)(i)) or rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in Section 8(d)(ii) or those in respect of which an adjustment in the Conversion Price is made pursuant to Section 8(d)(i) or (ii)), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Class A Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Class A Common Stock less the then Fair Market Value (as determined by the Board of Directors of the Corporation) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Class A Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

            (iv) In case the Corporation, at any time or from time to time after the Original Issue Date, shall take any action affecting its Class A Common Stock similar to or having an effect similar to any of the actions described in any of Section 8(d)(i) through Section 8(d)(iii), inclusive, or Section 8(h) (but not including any action described in any such Section) and the Board of Directors of the Corporation in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors of the Corporation in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of the Preferred Stock).

            (v) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(d) need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price. Any adjustment to the Conversion Price carried forward and not theretofore made shall be made immediately prior to the conversion of any shares of Preferred Stock pursuant hereto.

                       (vi) Notwithstanding anything herein to the contrary, no adjustment under this Section 8(d) shall be made upon the grant of options pursuant to the Corporation's 1996 Stock Option Plan and Stock Option Plan for Outside Directors, in each case as in effect on October 19, 2000, plus additional options not exceeding 480,000 options to employees, consultants or directors of the Corporation pursuant to benefit plans approved by the Board of Directors of the Corporation or upon the issuance of shares of Class A Common Stock upon exercise of such options if the exercise price thereof was not less than the Market Price of the Common Stock on the date such options were granted.

                  (e) If the Corporation shall take a record of the holders of its Class A Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

                  (f) Promptly following any increase or decrease in the Conversion Price, the Corporation shall deliver to each registered holder of Preferred Stock a certificate, signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                  (g) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class A Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference of the shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fraction, an amount equal to such fraction multiplied by the Current Market Price of the Class A Common Stock on the Business Day preceding the day of conversion shall be paid to such holder in cash by the Corporation.

                  (h) In case of any capital reorganization or reclassification or other change of outstanding shares of Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Corporation with or into another Person (other than a consolidation or merger in which the Corporation is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Class A Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Corporation (any of the foregoing, a "Transaction"), the Corporation, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of Preferred Stock at least 5 Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each share of Preferred

Stock then outstanding shall have the right thereafter to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities (of the Corporation or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Class A Common Stock into which such share of Preferred Stock could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Class A Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Corporation, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Class A Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the holders of Preferred Stock upon conversion of the shares of Preferred Stock as provided above. The provisions of this Section 8(h) and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

                           (i)   In case at any time or from time to time after
the Original Issue Date:

                                 (A) the Corporation shall declare a dividend
(other than a Regular Dividend) (or any other distribution) on its Class A Common Stock;

                                 (B) the Corporation shall authorize the
granting to the holders of its Class A Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants, other than pursuant to the grant of options for which, as specified in Section 8(d)(vi), no adjustment is to be made;

                                 (C) there shall be any reclassification of the
Class A Common Stock, or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or any sale or other disposition of all or substantially all of the assets of the Corporation; or

                                 (D) of the voluntary or involuntary
dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to each holder of shares of Preferred Stock at such holder's address as it appears on the transfer books of the Corporation, as promptly as possible but in any event at least 5 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

               (j) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock pursuant to Section 8(a) such number of its authorized but unissued shares of Class A Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Preferred Stock, and shall take all action required to increase the authorized number of shares of Class A Common Stock if at any time there shall be insufficient authorized but unissued shares of Class A Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock.

               (k) The issuance or delivery of certificates for Class A Common Stock upon the conversion of shares of Preferred Stock pursuant to Section 8(a) shall be made without charge to the converting holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Preferred Stock converted; provided, however, that the Corporation shall not
                              --------  -------
be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

               (l) The Corporation may, one time only, at its option, reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period. When the Conversion Price is so reduced, the Corporation shall mail to holders of record of the Preferred Stock a notice of the reduction of at least 15 days before the date the reduced Conversion Price takes effect, stating the reduced Conversion Price and the period it will be in effect. Notwithstanding the foregoing, any such voluntary reduction of the Conversion Price shall not be deemed to change or adjust the Conversion Price for purposes of Section 8(d) above.

Section 9.  Certain Remedies.
            ----------------

            Any registered holder of Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 10. Definitions.
            -----------

            For the purposes of this Certificate of Designation of Preferred Stock, the following terms shall have the meanings indicated:

            "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided that
                                                                   --------
"Affiliate" shall not include the Purchaser or any Affiliate of the Purchaser.

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York, New York are authorized or required by law or executive order to close.

            A "Change of Control" of the Corporation shall mean such times as:

               (i)   Any Person or "group" (within the meaning of Section 13(d)
(3) of the Exchange Act), other than the Fuller Immediate Family, is or becomes the beneficial owner, directly or indirectly, of outstanding shares of stock of the Corporation entitling such Person or Persons to exercise 50% or more of the total votes (including the Preferred Stock) entitled to be cast at a regular or special meeting, or by action by written consent, of shareholders of the Corporation (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act);

               (ii) A majority of the Board of Directors of the Corporation shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors on the Initial Closing Date (as defined in the Stock Purchase Agreement) and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors.

               (iii) The shareholders of the Corporation shall have approved a recapitalization, reorganization, merger, consolidation or similar transaction, in each case with respect to which all or substantially all the Persons who were the respective beneficial owners, directly or indirectly, of the outstanding shares of capital stock (excluding the holders of Preferred Stock) of the Corporation immediately prior to such recapitalization, reorganization, merger, consolidation or similar transaction, will own less than 50% of either the combined voting power or the total number of the then outstanding shares of capital stock of the Corporation resulting from such recapitalization, reorganization, merger, consolidation or similar transaction;

               (iv) The shareholders of the Corporation shall have approved of the sale or other disposition of all or substantially all the assets of the Corporation in one transaction or in a series of related transactions;

               (v) Any transaction occurs, the result of which is that the Class A Common Stock is not required to be registered under Section 12 of the Exchange Act and that the holders of Class A Common Stock do not receive common stock of the Person surviving such transaction which is required to be registered under Section 12 of the Exchange Act; or

               (vi) Immediately after any merger, consolidation, recapitalization or similar transaction, any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall be the beneficial owners, directly or indirectly, of outstanding shares of capital stock of the Corporation (or any Person surviving such transaction) entitling them collectively to exercise 50% or more of the total voting power of shares of capital stock of the Corporation (or the surviving Person in such transaction) and in connection with or as a result of such transaction, the Corporation (or such surviving Person) shall have incurred or issued additional indebtedness such that the total indebtedness so incurred or issued equals at least 50% of the consideration payable in such transaction; provided that any such
                                               --------
recapitalization shall not be considered a Change of Control if the holders of the Preferred Stock shall have been given the right to participate on at least a pari passu basis.
---- -----

          "Class A Common Stock" shall mean the Class A Common Stock of the Corporation, par value $.01 per share, and having one vote per share.

          "Class B Common Stock" shall mean the Class B Common Stock of the Corporation, par value $.01 per share, and having ten votes per share.

          "Common Stock" shall mean and include the Class A Common Stock and the Class B Common Stock and each other class of capital stock of the Corporation that does not have a preference over any other class of capital stock of the Corporation as to dividends or upon liquidation, dissolution or winding up of the Corporation and, in each case, shall include any other class of capital stock of the Corporation into which such stock is reclassified or reconstituted.

          "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Class A Common Stock for those days during the period of 5 days, ending on such date, which are Trading Days, and (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price on such date.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

          "Fair Market Value" shall mean (x) if available, the Current Market Price (determined without reference to the last sentence of the definition of Market Price) or (y) if there shall be no Current Market Price available, the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction (assuming
(i) that the Common Stock is valued "as if fully distributed" and (ii) no consideration is given for minority investment discounts, or discounts related to illiquidity or restrictions on transferability).

          "Fuller Immediate Family" shall mean Mortimer B. Fuller, III, his interest in his father's estate and any of his children or grandchildren and any trust or other Person controlled by, and a majority of the beneficial ownership interest of which is owned by, any of such individuals, singly or jointly.

          "Junior Stock" shall mean any capital stock of the corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock including, without limitation, the Common Stock.

          "Liquidation Preference" with respect to a share of Preferred Stock shall mean $1,000.00.

          "Market Price" shall mean, per share of Class A Common Stock on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on
                       -----------------------
such date is published in The Wall Street Journal, the average of the closing
                          -----------------------
bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Class A Common Stock is then listed or admitted to trading; (b) if the Class A Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the Class A Common Stock on such date; or (c) if there shall have been no trading on such date or if the Class A Common Stock is not so designated, the average of the reported closing bid and asked prices of the Class A Common Stock on such date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Corporation. If neither (a), (b) or (c) is applicable, Market Price shall mean the Fair Market Value per share determined in good faith by the Board of Directors of the Corporation which shall be deemed to be Fair Market Value unless holders of at least a majority of the outstanding shares of Preferred Stock request that the Corporation obtain an opinion of a nationally recognized investment banking firm chosen by such holders (at the Corporation's expense), in which event Fair Market Value shall be as determined by such investment banking firm.

          "NASDAQ" shall mean the National Market System of the NASDAQ Stock Market.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Original Issue Date" shall mean December 12, 2000.

         "Parity Stock" shall mean any capital stock of the corporation, including the Preferred Stock, ranking on a par (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock.

         "Person" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

         "Regular Dividend" shall mean a cash dividend on the Common Stock declared by the Board of Directors of the Corporation with respect to the most recently completed quarter of the fiscal year of the Corporation (the "Quarter"), that satisfies either of the following conditions: (i) the product of four times the per share amount of such Common Stock cash dividend declared with respect to such Quarter is less than or equal to 110% of the aggregate per share amounts of the Common Stock cash dividends declared and paid with respect to the immediately preceding four fiscal quarters or (ii) the aggregate per share amounts of Common Stock cash dividends declared with respect to such Quarter and the immediately preceding three fiscal quarters is less than or equal to 10% of the consolidated net income of the Corporation and its Subsidiaries per share of Common Stock (as determined in accordance with generally accepted accounting principles) for the 12-month period ending on the last day of such Quarter. In the case of a cash dividend on the Common Stock declared by the Board of Directors of the Corporation with respect to semi-annual or annual period during which no quarterly cash dividends were declared, the preceding formula will be adjusted and applied appropriately to determine whether such cash dividend is a Regular Dividend.

         "Senior Stock" shall mean any capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock.

         "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated October 19, 2000, by and between the Corporation and The 1818 Fund III, L.P., as the same may be amended from time to time.

         "Subsidiary" shall mean, with respect to any person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest in owned, directly or indirectly, by such persons.

         "Trading Days" shall mean a day on which the national securities exchanges are open for trading.

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

Section 11.  Modification or Amendment.
             -------------------------

             Except as specifically set forth herein, modifications or amendments to this Certificate of Designation may be made by the Corporation with the consent of the holders of at least 50% of the outstanding shares of Preferred Stock.



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

         IN WITNESS WHEREOF, Genesee & Wyoming, Inc. has caused this Certificate to be duly executed in its corporate name on this 11th day of December, 2000.

                                              GENESEE & WYOMING INC.



                                              By:     /s/ John C. Hellmann
                                                 ------------------------------
                                                 Name:  John C. Hellmann
                                                 Title: Chief Financial Officer




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